Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information presented below consists of an unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 and unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024. The unaudited pro forma condensed consolidated financial information presented below has been derived from the historical annual and interim condensed consolidated financial statements of Douglas Elliman Inc. (NYSE:DOUG) (the “Company”). The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements, their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.
The following unaudited pro forma condensed consolidated financial information has been prepared to reflect adjustments to the Company’s historical financial information to depict the accounting under generally accepted accounting principles in the United States of America (“GAAP”) for the following transaction accounting adjustments (the “Pro Forma Transactions”):
•The disposal of the Company’s property management business, Residential Management Group, LLC, a Delaware limited liability company that conducts business as Douglas Elliman Property Management (“DEPM”), which was previously owned and operated by the Company through its subsidiary, Douglas Elliman Realty, LLC (“DER”). The purchase consideration was comprised of a cash payment of $85 million paid at closing, subject to certain adjustments.

•The impact of, and transactions contemplated by, the redemption and repayment of the Company’s $50 million aggregate principal amount of senior secured convertible promissory notes due July 2, 2029 (the “Convertible Notes”). The Convertible Notes were redeemed for $95 million, including accrued interest to the date of redemption, which was funded from proceeds from the sale of DEPM and cash on hand.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 has been prepared giving effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred on June 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2025, and for the year ended December 31, 2024 have been prepared giving effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred on January 1, 2024.
The pro forma financial information does not purport to show the results that would have occurred had the Pro Forma Transactions been completed as of the date and for the period presented or which may occur in the future. The unaudited pro forma condensed consolidated financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. The unaudited pro forma condensed consolidated financial information constitutes forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

Douglas Elliman Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2025
(Dollars in thousands)

	Douglas Elliman Inc.	DEPM	Other Transaction Accounting Adjustments		Pro Forma Douglas Elliman Inc.
ASSETS:
Current assets:
Cash and cash equivalents	$136,334	$2,163	$85,000	(a)	$122,271
			(95,000)	(b)
			(1,900)	(c)
Receivables	20,728	1,252	—		19,476
Agent receivables, net	9,896	—	—		9,896
Restricted cash and cash equivalents	5,892	666	—		5,226
Other current assets	19,584	1,264	—		18,320
Total current assets	192,434	5,345	(11,900)		175,189
Property and equipment, net	36,016	766	—		35,250
Operating lease right-of-use assets	91,459	1,869	—		89,590
Long-term investments	10,683	—	—		10,683
Contract assets, net	44,934	—	—		44,934
Goodwill	32,230	3	—		32,227
Other intangible assets, net	71,981	—	—		71,981
Equity-method investments	2,219	—	—		2,219
Other assets	7,047	—	—		7,047
Total assets	$489,003	$7,983	$(11,900)		$469,120

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Current operating lease liabilities	$21,394	$896	$—		$20,498
Current portion of antitrust litigation settlement	5,000	—	—		5,000
Accounts payable	3,109	—	—		3,109
Income taxes payable, net	81	—	4,750	(d)	4,831
Commissions payable	22,317	—	—		22,317
Accrued salaries and benefits	5,795	68	—		5,727
Contract liabilities	14,145	—	—		14,145
Due to parent	—	3,374	3,374	(e)	—
Other current liabilities	25,024	2,144	(292)	(f)	22,588
Total current liabilities	96,865	6,482	7,832		98,215

Notes payable and other obligations less current portion	33,982	—	(33,982)	(g)	—
Fair value of derivative embedded within convertible debt	47,968	—	(47,968)	(h)	—
Non-current operating lease liabilities	91,714	1,527	—		90,187
Contract liabilities	74,779	—	—		74,779
Antitrust litigation settlement	5,000	—	—		5,000
Other liabilities	1,106	963	—		143
Total liabilities	351,414	8,972	(74,118)		268,324
Stockholders' equity:
Preferred stock, par value $.01 per share, 10,000,000 shares authorized	—	—	—		—
Common stock, par value $0.01 per share, 250,000,000 shares authorized, 88,723,101 and 88,853,150 shares issued and outstanding	887	—	—		887
Additional paid-in capital	289,242	(989)	62,218	(i)	352,449
Accumulated deficit	(152,526)	—	—		(152,526)
Total Douglas Elliman Inc. stockholders' equity	137,603	(989)	62,218		200,810
Non-controlling interest	(14)	—	—		(14)
Total stockholders' equity	137,589	(989)	62,218		200,796
Total liabilities and stockholders' equity	$489,003	$7,983	$(11,900)		$469,120

Douglas Elliman Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six months ended June 30, 2025
(Dollars in thousands)

	Douglas Elliman Inc.	DEPM	Other Transaction Accounting Adjustments		Pro Forma Douglas Elliman Inc.
Revenues:
Commissions and other brokerage income	$499,159	$—	$—		$499,159
Property management	19,957	19,957	—		—
Other ancillary services	5,653	—	—		5,653
Total revenues	524,769	19,957	—		504,812

Expenses:
Real estate agent commissions	391,119	—	—		391,119
Sales and marketing	39,808	5	—		39,803
Operations and support	35,503	1,736	—		33,767
General and administrative	53,502	12,494	—		41,008
Intercompany corporate allocation	—	1,054	(1,054)	(j)	—
Technology	11,301	1,124	—		10,177
Depreciation and amortization	4,119	141	—		3,978
Restructuring	298	—	—		298
Operating (loss) income	(10,881)	3,403	1,054		(15,338)

Other income (expenses):
Interest expense	(3,075)	—	(3,075)	(k)	—
Interest income	2,620	92	238	(l)	2,290
Equity in earnings from equity-method investments	201	—	—		201
Change in fair value of derivative embedded within convertible debt	(17,715)	—	(17,715)	(m)	—
Investment and other (losses) gains	(59)	36	—		(95)
(Loss) income before provision for income taxes	(28,909)	3,531	(19,498)		(12,942)
Income tax expense	—	—	—		—
Net (loss) income	(28,909)	3,531	(19,498)		(12,942)

Net loss attributed to non-controlling interest	251	—	—		251

Net (loss) income attributed to Douglas Elliman Inc.	$(28,658)	$3,531	$(19,498)		$(12,691)

Douglas Elliman Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2024
(Dollars in thousands)

	Douglas Elliman Inc.	DEPM	Other Transaction Accounting Adjustments		Pro Forma Douglas Elliman Inc.
Revenues:
Commissions and other brokerage income	$946,557	$—	$—		$946,557
Property management	36,785	36,785	—		—
Other ancillary services	12,285	—	—		12,285
Total revenues	995,627	36,785	—		958,842

Expenses:
Real estate agent commissions	743,819	—	—		743,819
Sales and marketing	82,606	12	—		82,594
Operations and support	70,342	2,898	—		67,444
General and administrative	117,773	25,616	—		92,157
Intercompany corporate allocation	—	1,946	(1,946)	(j)	—
Technology	23,386	2,187	—		21,199
Depreciation and amortization	7,736	423	—		7,313
Antitrust litigation settlement expense	17,750	—	—		17,750
Restructuring	1,041	—	—		1,041
Operating (loss) income	(68,826)	3,703	1,946		(74,475)

Other income (expenses):
Interest expense	(2,939)	—	(2,939)	(k)	—
Interest income	5,533	285	536	(l)	4,712
Equity in earnings from equity-method investments	36	—	—		36
Change in fair value of derivative embedded within convertible debt	(14,978)	—	(14,978)	(m)	—
Investment and other gains	5,289	—	—		5,289
(Loss) income before provision for income taxes	(75,885)	3,988	(15,435)		(64,438)
Income tax expense	1,117	—	—		1,117
Net (loss) income	(77,002)	3,988	(15,435)		(65,555)

Net loss attributed to non-controlling interest	686	—	—		686

Net (loss) income attributed to Douglas Elliman Inc.	$(76,316)	$3,988	$(15,435)		$(64,869)

Douglas Elliman Inc.
Notes to Unaudited Pro Form Condensed Consolidated Financial Statements
(in thousands)

(a)	Amount received from the sale of DEPM before closing adjustments and estimated expenses.
(b)	Amount remitted to redeem the Convertible Notes before estimated expenses.
(c)	Amount of estimated expenses and closing adjustments, net, from the sale of DEPM and redemption of the Convertible Notes.
(d)	Estimated income taxes payable associated with the disposal of DEPM.
(e)	Elimination of the intercompany liability of DEPM for previous corporate allocation.
(f)	Accrued interest associated with the Convertible Notes, which have been redeemed.
(g)	Redemption of Convertible Notes.
(h)	Elimination of "Fair value of derivative embedded within convertible debt" associated with the Convertible Notes.
(i)	Increases to stockholders' equity resulting from the sale of DEPM and redemption of the Convertible Notes.
(j)	Corporate allocation to DEPM, the disposed subsidiary. The expenses associated with this allocation are anticipated to continue at DER after the disposal.
(k)	Interest expense on the Convertible Notes that were redeemed immediately following the disposal.
(l)	Estimated loss in interest income of the Company after giving effect to the Pro Forma Transactions.
(m)	Elimination of change in fair value of derivatives embedded within convertible debt of the Convertible Notes that were redeemed.